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                                                                   Exhibit 10.17

                NATIONAL CITY CORPORATION 1997 STOCK OPTION PLAN

               AS AMENDED AND RESTATED EFFECTIVE OCTOBER 22, 2001

1. AMENDMENT AND RESTATEMENTS

(a) The National City Corporation 1997 Stock Option Plan as amended and restated effective October 22, 2001 is an amendment, restatement and continuation of the National City Corporation 1997 Stock Option Plan.

(b) Purposes - The purposes of this 1997 Stock Option Plan are to provide employment incentives and to encourage capital accumulation and stock ownership by Eligible Employees of National City Corporation ("National City") or any of its Subsidiaries, and to provide to designated Optionees under stock options heretofore or hereafter granted pursuant to any stock option plan of National City or any of its Subsidiaries an alternative method of realizing the benefits provided by such stock options.


2. DEFINITIONS.

As used in this Plan,

(a) "Additional Option" means an Option Right granted to an Optionee to purchase a number of shares of Common Stock equal to the number of shares of already owned Common Stock relinquished by the Optionee as payment of the exercise price upon exercise of an Option Right and/or the number of shares of Common Stock tendered or relinquished as payment of the amount to be withheld under applicable federal, state and local income tax laws in connection with the exercise of an option as described in Section 5.

(b) "Additional Option Feature" means a feature of an Option that provides for the automatic grant of an Additional Option in accordance with the provisions described in Section 5.

(c) The term "Appreciation Right" means a right granted pursuant to Section 6 of this Plan.

(d) The term "Board of Directors" means the Board of Directors of National City.

(e) The term "Committee" means the Committee provided for in Paragraph 10(a) of this Plan.

(f) "Covered Executive" shall mean any individual who, is or is determined by the Committee to be likely to become a "covered employee" within the meaning of
Section 162(m) of the Internal Revenue Code.

(g) The term "Common Stock" means Common Stock, par value $4 per share, of National City or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 8 of this Plan.
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(h) The term "Eligible Employees" means persons who are at the time the officers
(including officers who are members of the Board of Directors) and other key employees of National City or of any of its Subsidiaries.

(i) "Executive Officer" shall mean the chairman, chief executive officer, president, vice chairman, executive vice president or a similar officer of the Corporation, anyone designated by the Board as an executive officer of the Corporation or a Covered Executive.

(j) The term "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

(k) The term "Incentive Stock Option" means an Option Right granted by National City to an Eligible Employee, which Option Right is intended to qualify as an "Incentive Stock Option" as that term is used in Section 422 of the Internal Revenue Code.

(l) "Market Value per Share" means, at any date, the closing price, per share, of the shares of Common Stock, on the New York Stock Exchange on the trading day immediately preceding such date as reported by the Wall Street Journal (Midwest Edition) or, if the Common Stock shall be primarily traded in another market, as determined in a manner specified by the Board using quotations in such other market.

(m) The term "Optionee" shall mean the optionee named in an agreement evidencing an Outstanding Option.

(n) The term "Option Right" means the right to purchase a share of Common Stock upon exercise of an Outstanding Option.

(o) The term "Outstanding Option" means, at any time, an option to purchase shares of Common Stock granted by National City or any of its Subsidiaries pursuant to this Plan or any other stock option plan of National City or any such Subsidiary now or hereafter in effect, or pursuant to any stock option plan of any corporation which is merged into National City and where National City has by action of its Board of Directors, assumed the obligations of such corporation under such stock option plan, all whether or not such option is at the time exercisable, to the extent that such option at such time has not been exercised and has not terminated.

(p) The term "Spread" means the excess of the Market Value per Share of Common Stock on the date when an Appreciation Right is exercised over the option price provided for in the related Option Right.

(q) The term "Subsidiary" shall mean any corporation in which at the time National City owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.
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3. SHARES AVAILABLE UNDER PLAN.

(a) The shares of Common Stock which may be made the subject of Option Rights and Appreciation Rights pursuant to this Plan may be treasury shares or shares of original issue or a combination of the foregoing.

(b) Subject to adjustments in accordance with Paragraph 8 of this Plan, the maximum number of shares of Common Stock which may be sold upon the exercise of Option Rights granted pursuant to this Plan shall be 30,000,000 shares of Common Stock which are made available for sale by virtue of this Plan. For purposes of determining the number of shares that may be sold under the Plan, such number shall increase by the number of shares surrendered by an optionee or relinquished to National City (i) in connection with the exercise of an Option Right or (ii) in payment of federal, state and local income tax withholding liabilities upon exercise of an Option Right.

(c) Subject to adjustments in accordance with Paragraph 8 of this Plan, the maximum number of shares of Common Stock which may be delivered upon the exercise of Appreciation Rights granted pursuant to this Plan shall not exceed 30,000,000.

(d) Shares covered by Option Rights cancelled upon exercise of Appreciation Rights shall not be available for the granting of further Option Rights under this Plan or under any other stock option plan of National City or of any of its Subsidiaries, anything in this Plan or such other stock option plan to the contrary notwithstanding.


4. GRANTS OF OPTION RIGHTS.

(a) The Board of Directors may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Eligible Employees of Option Rights. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in paragraph 4(c) below.

(b) The Board may, from time to time and upon such terms and conditions as it may determine, specify a number of Option Rights that the chief executive officer of National City may grant to Eligible Employees who are not Executive Officers. The terms of such Option Rights, including the exercise price (which may include a formula by which such price may be determined) and whether the Option Rights shall have the Additional Option Feature shall be established by the Board and shall be subject to all of the limitations contained in paragraph 4(c). Each grant of Option Rights by the chief executive officer of National City may utilize any or all of the authorizations specified by the Board, and shall be subject to all of the limitations contained in Paragraph 4(c).

(c) All Option Right grants shall be subject to all of the following limitations:

1. Each grant shall specify the number of shares of Common Stock to which it pertains.
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2. Each grant shall specify an option price per share not less than the Market
Value per Share on the date of grant.

3. Successive grants may be made to the same Eligible Employee whether or not any Option Rights previously granted to such Eligible Employee remain unexercised. No Eligible Employee may, however, be granted under this plan, in the aggregate, more than 6,000,000 Option Rights or Appreciation Rights, subject to adjustment pursuant to Paragraph 8 of this Plan over any ten year period.

4. Option Rights granted under this Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code, as in effect from time to time, (ii) options which are not intended so to qualify, or
(iii) combinations of the foregoing.

5. The date of grant of each Option Right shall be the date of its authorization by the Board of Directors, or chief executive officer of National City (as applicable) except that the date of grant of an Additional Option shall be the date of exercise of the underlying Option Right. No Option Right shall be exercisable more than 10 years from such date of grant.

6. Upon exercise of an Option Right, the option price shall be payable (i) in cash, (ii) by the transfer to National City by the Optionee of shares of Common Stock with a value (Market Value per Share times the number of shares) equal to the total option price, or (iii) by a combination of such methods of payment.

7. Each grant of Option Rights shall be evidenced by an agreement executed on behalf of National City by any officer designated by the Board of Directors for this purpose and delivered to and accepted by the Eligible Employee and shall contain such terms and provisions, consistent with this Plan, as the Board of Directors may approve.

8. No Option Rights, intended to be an Incentive Stock Option, shall be granted hereunder to any Optionee which would allow the aggregate fair market (determined at the time the Option Rights are granted) of the stock subject of Option Rights, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000. If National City shall ever be deemed to have a "parent," as such term is used in Section 422A of the Internal Revenue Code, as amended, then Option Rights intended to be Incentive Stock Options, granted under such parent's Stock Option plans, shall be included in the definition of Option Rights for the purpose of determining the $100,000 limitation.


5. ADDITIONAL OPTION.

(a) The Board of Directors may, at or after the date of grant, or authorize the granting of Option Rights or the date the Option Rights are authorized pursuant to Paragraph 4(b)of this Plan, grant Additional Options. Additional Options may be granted with respect to any Outstanding Option.

(b) If an Optionee exercises an Outstanding Option that has an Additional Option Feature by transferring already owned shares of Common Stock and/or when shares of Common Stock are
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tendered or relinquished as payment of the amount to be withheld under applicable federal, state and local income tax laws (at withholding rates not to exceed the Optionee's applicable marginal tax rates) in connection with the exercise of an option, the Optionee shall automatically be granted an Additional Option. The Additional Option shall be subject to the following provisions:

         (1) The Additional Option shall cover the number of shares of Common Stock equal to the sum of (A) the number of shares of Common Stock delivered as consideration upon the exercise of the previously granted Outstanding Option to which such Additional Option Feature relates and
         (B) the number of shares of Common Stock tendered or relinquished as payment of the amount to be withheld under applicable federal, state and local income tax laws in connection with the exercise of the option to which such Additional Option Feature relates;

         (2) The Additional Option will not have an Additional Option Feature unless the Board of Directors directs otherwise;

         (3) The Additional Option option price shall be 100% of the Market Value per Share on the date the employee delivers shares of Common Stock to exercise the Option that has the Additional Option Feature and/or delivers or forfeits shares of Common Stock in payment of income tax withholding on the exercise of an Option that has the Additional Option Feature;

         (4) The Additional Option shall have the same termination date and other termination provisions as the underlying Option that had the Additional Option Feature.


6. GRANTS OF APPRECIATION RIGHTS.

The Board of Directors may from time to time authorize the granting of Appreciation Rights in respect of any or all of the Option Rights under any Outstanding Option (including Options Rights simultaneously granted) to the Optionee thereunder. An Appreciation Right shall be a right in the Optionee to receive from National City an amount which shall be determined by the Board of Directors and shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. To the extent such Optionee elects to exercise such Appreciation Right instead of the related Option Right, the related Option Right shall be cancelled, and vice versa. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) Any grant may permit the exercise of an Appreciation Right with respect to the value of shares of Common Stock covered by the related Option Rights.

(b) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by National City in cash, in shares of Common Stock or in any combination thereof, and may either grant to the Optionee or retain in the Board of Directors the right to elect among those alternatives.
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(c) Each grant shall provide that the maximum number of shares of Common Stock deliverable upon exercise of an Appreciation Right may not exceed the number of shares of Common Stock purchasable upon exercise of the related Option Rights.

(d) Any grant may specify waiting periods before exercise and permissible exercise dates or periods. No Appreciation Right shall be exercisable except at a time when the related Option Right is also exercisable.

(e) Each grant of an Appreciation Right shall be evidenced by an agreement executed on behalf of National City by any officer designated by the Board of Directors for this purpose and delivered to and accepted by the Optionee, which agreement shall describe such Appreciation Right, identify the related Option Rights, state that such Appreciation Right is subject to all the terms and conditions of this Plan, including the right of the Board of Directors to amend, suspend or terminate such Appreciation Right as set forth in Paragraph 11(c) of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board of Directors may approve.


7. TRANSFERABILITY.

Except as otherwise provided for by the Board of Directors, no Option Right including any related Appreciation Right shall be transferable by an Optionee other than by will or the laws of descent and distribution. Unless the Board of Directors directs otherwise, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative.


8. ADJUSTMENTS.

The Board of Directors may make or provide for such adjustments in the maximum numbers and kind of shares of Common Stock specified in Paragraphs 3(b) and (c) and 4(c) of this Plan, in the numbers and kind of shares of Common Stock covered by Option Rights and Appreciation Rights granted hereunder, and in the prices per share applicable under such Option Rights and Appreciation Rights, as such Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of National City, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or other corporate transaction or event having an effect similar to any of the foregoing.


9. FRACTIONAL SHARES.

National City shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.
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10. ADMINISTRATION OF THE PLAN.

(a) This Plan shall be administered by the Board of Directors, which may from time to time delegate all or any part of its authority under this Plan to a Compensation and Organization Committee of the Board of Directors, a subcommittee of the Compensation and Organization Committee, or another committee of directors of National City appointed by the Board of Directors to serve as the committee responsible for administering this Plan (the "Committee"). To the extent of such delegation, references herein to the "Board of Directors" shall include the Committee. The Board of Directors may name assistants who may be, but need not be, members of the Committee. Such assistants shall serve at the pleasure of the Board of Directors, and shall perform such functions as are provided for herein and such other functions as may be assigned by the Board of Directors.

(b) The interpretation and construction by the Board of Directors of any provision of this Plan or of any agreement evidencing the grant of Option Rights or Appreciation Rights and any determination by the Board of Directors pursuant to any provision of this Plan or of any such agreement shall be final and conclusive. No member of the Board of Directors or any assistant shall be liable for any action taken or omitted in connection with the interpretation or administration of this Plan or any grant unless attributable to his or her own willful misconduct or lack of good faith.


11. AMENDMENTS, ETC.

(a) This Plan may be amended from time to time by the Board of Directors but without further approval by the stockholders of National City no such amendment shall (i) increase the maximum numbers of shares of Common Stock specified in Paragraphs 3(b) and (c) and 4(c) of this Plan (except that adjustments authorized by Paragraph 8 of this Plan shall not be limited by this provision),
(ii) change the definition of "Eligible Employees", or (iii) materially increase the benefits accruing to Optionees hereunder.

(b) Except as provided in section 8 of the Plan, the Committee shall not, without the further approval of stockholders of National City, authorize the amendment of any outstanding Option Right to reduce the option price. Furthermore, no Option Rights shall be cancelled and replaced with awards having a lower option price (except as provided by sections 5 and 8 of this Plan) without the further approval of the stockholders of National City.

(c) The Board of Directors may at any time amend, suspend or terminate any agreement evidencing Appreciation Rights granted under this Plan; in the case of an amendment, the amended Appreciation Right shall conform to the provisions of this Plan.

(d) In the case of any Option or Appreciation Right not immediately exercisable in full, the Board of Directors in its discretion may accelerate the time at which Option or Appreciation Rights may be exercised.
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12. ASSUMPTIONS.

(a) In the event that a corporation is merged into National City, and National City is the survivor of such merger, the Board of Directors may elect, in its sole discretion, to assume under this Plan any or all outstanding options granted by such corporation to its officers and employees under any stock option plan adopted by it prior to such merger. Such assumptions shall be on such terms and conditions as the Board of Directors may determine in its sole discretion, provided, however, that the options as assumed do not provide or contain any terms, conditions or rights which an Option Right may not provide or contain under Sections 2 through 10 hereunder.


13. MISCELLANEOUS.

(a) All expenses and costs in connection with the operation of the Plan shall be borne by National City.

(b) This Plan shall be construed in accordance with and governed by the internal substantive laws of the State of Delaware.

(c) This Plan shall be binding upon and inure to the benefit of National City, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.